Exhibit 10.1

SALES CONTRACT

BY AND BETWEEN

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership,

as Seller

and

POST APARTMENT HOMES, L.P.,
a Georgia limited partnership,

as Purchaser

SALES CONTRACT

        This Agreement (the “Agreement”) is made and entered into this 2nd day of May, 2005 (the “Effective Date”), by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (“Seller”) and POST APARTMENT HOMES, L.P., a Georgia limited partnership (“Purchaser”).

ARTICLE I – PROPERTY TO BE CONVEYED

        A.   Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land (the “Land”) described on Exhibit A attached hereto and by this reference incorporated herein, together with the buildings and improvements on the Land (the “Improvements”), and the appliances, furniture, fixtures, machinery, equipment, supplies and other personal property owned by Seller and attached to, located at or used in connection with the operation, management or maintenance of the Land or the Improvements (hereinafter collectively referred to as the “Personal Property”), all transferable permits and licenses with respect to the Land or the use, occupancy or development of the Land, and all rights, if any, and without warranty, in and to the name of the apartment complex (all of the foregoing property is hereinafter collectively referred to as the “Property”).

        B.   The Property shall include all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, any and all strips, gores or rights-of-way, riparian rights and easements, and all right, title and interest of Seller, if any, in and to (a) any award or payment made or to be made (i) for any taking in condemnation or eminent domain of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (ii) for damage to the Property or any part thereof by reason of any change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Property, (b) all tenant leases, rents and profits from and after the Closing Date (as hereinafter defined), and all (c) refundable tenant security deposits not refunded prior to the Closing (as hereinafter defined), including refundable pet deposits, but not including non-refundable pet fees, all of which refundable deposits are shown on the “Rent Roll” (hereinafter defined).

        C.   Specifically excluded from the Property and this transaction is (i) the rent roll property management software used at the Property (provided, however, Seller agrees to turn over to Purchaser at Closing a diskette copy of the data contained in its property management files, and such data shall be included within the Personal Property); and (ii) Seller’s trademark “Creating Communities for Superior Lifestyles”.

        D.   The Property is known as Ballantyne Place and consists of a 319 unit apartment community located in Mecklenburg County, North Carolina.

ARTICLE II – PURCHASE PRICE

        The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Thirty-Seven Million Two Hundred Fifty and 00/100 Dollars ($37,250,000.00). Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

        A.   Within one (1) business day after the Effective Date, Purchaser shall pay to Fidelity National Title Insurance Company of New York (the “Escrow Agent”) One Million and 00/100 Dollars ($1,000,000.00) by wire-transfer, such amount to be deposited in an interest-bearing account with Wachovia Bank, N.A. (which $1,000,000.00, together with all interest earned thereon, is hereinafter referred to as the “Deposit”). The Deposit shall be applied toward the Purchase Price due at Closing or otherwise shall be applied as elsewhere provided in this Agreement.

        B.   At the Closing, Escrow Agent shall pay the Deposit to Seller as a part of the Purchase Price, and the balance of the Purchase Price shall be paid by Purchaser to Seller by wire-transfer of funds immediately available to Seller. At Closing, Seller shall credit to Purchaser against the Purchase Price otherwise payable by Purchaser to Seller the sum of $190,000.00 to finish any and all uncompleted construction at the Property, including, without limitation, construction of a monument sign, clubhouse furniture and design, and construction of a fountain.

        C.   (i)    The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II C.

               (ii)   The duties of the Escrow Agent shall be as follows:

(a) During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(b) The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of the Seller and the Purchaser in any of the following events: (1) if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or (2) if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or (3) if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid. In the event that the joint written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(c) Subject to Section II C (ii) (k) hereof, if costs or expenses are incurred by the Escrow Agent in its capacity as Escrow Agent because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrow Agent one-half of such reasonable costs and expenses. Except for such reasonable costs or expenses, no fee or charge shall be due or payable to the Escrow Agent for its services as Escrow Agent.

(d) By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

(e) Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

(f) All investments by Escrow Agent will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day. All investments shall be subject to the rules, regulations, policies and procedures of the bank depository in which such monies are deposited.

(g) Purchaser hereby certifies to Escrow Agent that Purchaser’s federal tax identification number is 58-2053632.

(h) The Deposit may be processed for collection in the normal course of business by Escrow Agent, which may commingle funds received by it with escrow funds of others in its regular escrow account at Wachovia Bank, N.A. (the “Depository”). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

(i) In its capacity as Escrow Agent hereunder, Escrow Agent shall not be liable for loss or damage resulting from:

(i) any good faith act or forbearance of Escrow Agent;

(ii) any default, error, action or omission of any party, other than Escrow Agent;

(iii) any defect in the title to any property;

(iv) the expiration of any time limit or other delay which is not caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

(v) the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;

(vi) Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

(vii) Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or

(viii) any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

(j) Escrow Agent shall be fully indemnified by the parties hereto, except in the case of Escrow Agent’s gross negligence, for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent.

(k) If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

ARTICLE III  – TITLE AND SURVEY OBJECTIONS

        A.   Before the Effective Date, Purchaser has obtained from Fidelity National Title Insurance Company of New York ( the “Title Company”), an owner’s title insurance commitment, the same being Commitment #05C7351400 (the “Commitment”) together with legible copies of all matters referred to therein as exceptions to title. In addition, Purchaser has obtained whatever recertification Purchaser has determined necessary of that certain ALTA/ACSM Land Title Survey, Ballantyne Place Apartments prepared by The Survey Company, Inc., bearing the seal and certification of C. Bryan Duckett, North Carolina Professional Land Surveyor No. L-3931, dated February 6, 2002, last revised February 20, 2002 (the “Survey”). By its execution hereof, Purchaser acknowledges that Purchaser will acquire the Property subject to all matters set forth in the Commitment and all matters shown on the Survey and all matters set forth on Exhibit B attached hereto and by this reference incorporated herein (hereinafter collectively referred to as the “Permitted Exceptions”).

        B.   Purchaser shall have the right to have its title examination and Survey updated until the Closing Date, and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not listed in the Commitment, as to title matters, or which were not shown on the Survey, as to survey matters (any such new matter being referred to as a “new objection”), Purchaser shall deliver to Seller a statement of any such new objections and Seller shall have until the Closing Date to cure all such new objections. In the event that Seller fails to cure such new objections on or before the Closing Date (i) Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent given on or before the Closing Date, whereupon Purchaser shall receive a full refund of the Deposit from Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii) Purchaser shall cure any such new objections voluntarily created by Seller subsequent to the Out Date which can be cured by payment of a liquidated amount of money and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing, or (iii) Purchaser may waive such new objections and consummate the transaction contemplated herein without reduction of the Purchase Price.

ARTICLE IV – ITEMS TO BE DELIVERED BY SELLER AT CLOSING

        At Closing Seller agrees to deliver the following items to Purchaser. Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Seller’s counsel and submitted to Purchaser for review and approval at least five (5) days prior to the Closing Date.

        A.   A duly executed Special Warranty Deed (the “Deed”) in form acceptable for recording, of the type customarily used for commercial real estate transactions in the State of North Carolina, conveying to Purchaser or its assigns, fee simple title to the Property subject to the Permitted Exceptions and any other exceptions to title which Purchaser approves (or is deemed to approve) pursuant to Article III hereof, together with an executed counterpart of any required transfer tax affidavit or declaration to accompany the Deed.

        B.   A duly executed Bill of Sale conveying the Personal Property listed on Exhibit C attached hereto and by this reference incorporated herein, subject to additions and deletions incurred in the normal course of business, with a warranty of title except for the Permitted Exceptions, but with no other warranty or representation, as such property is being conveyed to Purchaser on an “as-is, where-is” basis.

        C.   A duly executed affidavit in a form customarily used for commercial real estate transactions in the State of North Carolina and which is acceptable to the Title Company showing among other things that all debts for labor and materials in respect of the Property incurred by or on behalf of Seller have been paid in full and that there are no outstanding claims, suits, debts, rights of occupancy, encumbrances, liens or judgments against the Property, except for the Permitted Exceptions and other matters approved (or deemed approved) by Purchaser pursuant to Article III hereof.

        D.   A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, certifies Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

        E.        Such evidence as is reasonably required by the Title Company and the Purchaser evidencing the authority of Seller to enter into this Agreement and consummate the transaction contemplated herein.

        F.   A duly executed Assignment (the “Assignment of Leases”) assigning to Purchaser the Seller’s interest as lessor in the leases with respect to the Property, with a limited warranty as to free and clear title. The Assignment of Leases will contain an assumption by Purchaser of the landlord’s obligations thereunder arising from and after Closing, and will also contain a cross-indemnity pursuant to which Seller will indemnify, defend and hold Purchaser harmless as respects all tenant claims arising prior to the Closing Date, and pursuant to which Purchaser will indemnify, defend and hold Seller harmless as respects such claims arising on and after the Closing Date.

        G.   A duly executed Assignment from Seller to Purchaser of all warranties, if any, with respect to the Improvements or equipment of the Property, together with the originals of all such warranties, if in Seller’s possession. Such Assignment shall include an assignment of Seller’s contractual and common law claims, if any, against third parties arising out of or with respect to such warranties, regardless of whether such claims arose prior to or after Closing, but specifically excluding any contractual or common law or any other claims against Roberts Properties Construction of North Carolina, LLC, Roberts Properties Construction, Inc., and any other person or entity affiliated with or under common control with Seller or Charles S. Roberts.

        H.   An Assignment of Service Contracts (the “Assignment of Service Contracts”) pursuant to which Seller will transfer and assign to Purchaser all of its interest in and to the Service Contracts (as hereinafter defined), and which Assignment of Service Contracts is more specifically described in Section VI D hereof. Payments due and payable and paid under the Service Contracts will be prorated as provided in Section VII C below.

        I.   A letter to the tenants of the Property stating that the Property and such tenants’ security deposits have been conveyed to Purchaser and that rent should be paid to Purchaser or Purchaser’s designee after Closing.

        J.   All original leases and all tenant records in respect of the Property.

        K.   A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

        L.   An updated “Rent Roll” certified by Seller to be true and correct in all material respects.

        M.   All original certificates of occupancy, and plans and specifications of the Improvements that Seller actually has in its possession.

        N.   A payoff letter from AmSouth Bank setting for the amount required to pay in full the loan secured by that certain Deed of Trust, Security Agreement and Assignment of Rents and Leases executed by Seller and recorded in Book 13281, page 913, et seq., Mecklenburg County, North Carolina Registry.

        O.   All master and/or duplicate keys relating to the Property.

ARTICLE V – ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

        At Closing, Purchaser agrees to deliver the following items to Seller or to Seller’s affiliate respecting Section V E below:

        A.   The Purchase Price as required by and in the manner specified in Article II hereof.

        B.   A duly executed Assignment of Leases and a duly executed Assignment of Service Contracts.

        C.   A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

ARTICLE VI – SELLER’S DELIVERY OF DOCUMENTS

        Seller has delivered or will deliver the following to Purchaser (or as designated make available to Purchaser at the Property) within three (3) business days after the full execution hereof:

        A.   A copy of the latest dated survey of the Land and title insurance policy in Seller’s possession.

        B.   A copy of the ad valorem tax bills and tax receipts for the last three (3) years in Seller’s possession.

        C.   A complete inventory of all of the Personal Property to be conveyed hereunder.

        D.   A schedule and copies of all of the service contracts, maintenance contracts, management agreements and all other agreements affecting the operation or maintenance of the Property (hereinafter referred to as the “Service Contracts”). The Service Contracts will be transferred and assigned by Seller to Purchaser at Closing by an assignment (hereinafter referred to as the “Assignment of Service Contracts”) which will contain an assumption of the Service Contracts by Purchaser effective as of the Closing Date, and will contain a cross-indemnity between Seller and Purchaser providing that Seller will indemnify, defend and hold Purchaser harmless as respects the obligations of the owner of the Property thereunder for all time periods through and including the day prior to the Closing Date, and providing that Purchaser will indemnify, defend and hold Seller harmless as respects the obligations of the owner of the Property thereunder for all time periods commencing on or subsequent to the Closing Date. Anything contained in this Section VI D to the contrary notwithstanding, on the Closing Date any management, leasing and/or commission agreement affecting the Property will be terminated by Seller at its sole expense. Seller agrees that after the Out Date and provided this Agreement is still in effect, Seller shall not enter into any new service contracts or other agreements affecting the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

        E.   A complete and accurate rent roll (the “Rent Roll”) for the Property as of March 31, 2005, certified by Seller to the best of its knowledge as being accurate in all material respects, setting forth in respect of each apartment: the apartment number; the name of the tenant, if any; the current monthly rental; the term of the lease; any rental concession; and the amount of the security deposit and any other deposits held under the lease, if any. The Rent Roll will reflect all leases and occupancy agreements affecting the Property as of the date of the Rent Roll.

        F.   Copies of all currently effective licenses, business and use permits in respect to the Property.

        G.   A complete list of all employees engaged in the operation or maintenance of the Property, setting forth in respect of each employee: his name; his position; his current salary or wages; and his apartment number if he lives on the Property, and information as to any rent reduction or free rent for such apartment. All of the employees shall be paid by Seller for all amounts owing to them for all time periods prior to the Closing including all accrued vacation pay and fringe benefits. Seller shall terminate all such employees effective as of the Closing Date.

        H.   Seller will make available for Purchaser’s review at the Property, all of the tenant leases (including all addenda and amendments) and related tenant files for Purchaser’s inspection and copying, at Purchaser’s expense.

        I.   If in Seller’s possession, plans and specifications for the Improvements, which will be made available at the Property or at Seller’s office, for inspection and copying by Purchaser at Purchaser’s expense.

        J.   Intentionally deleted.

        K.   Copies of financial statements including both monthly income and expense figures since the time that Seller started operations at the Property, and the most current year-to-date operating statements.

        L.   A detailed listing of all utility companies servicing the Property (including water, sewer, gas, electric, phone, cable and garbage pick-up) along with copies of any contracts for the same, account numbers and telephone numbers.

In the event the transaction contemplated herein is not closed and consummated for any reason, Purchaser shall promptly return to Seller all of the information and materials furnished by Seller to Purchaser whether or not specified in the previous portion of this Article VI.

ARTICLE VII  – APPORTIONMENTS

        Seller shall be entitled to receive any income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered. Without limitation to the foregoing, the following items shall be apportioned at Closing and as of the Closing Date:

        A.   Collected rents;

        B.   Collected charges and fees, if any, for the use of any clubhouse and/or other recreational facilities, and any payables in respect thereto;

        C.   Payments under the Service Contracts;

        D.   Fees for transferable licenses and permits, if any;

        E.   All real property taxes including the current installment for any assessment (special, bond, or otherwise). In the event that the current year’s taxes are not available as of the Closing Date, the proration shall be based upon such taxes for the preceding year, but such taxes shall be reprorated between Purchaser and Seller as soon as the current year’s taxes are available, immediately upon demand being made therefor by either Purchaser or Seller.

        F.   At the Closing, Seller shall pay to Purchaser by means of a credit against the cash portion of the Purchase Price due at Closing a sum equal to the aggregate of the as-then unrefunded refundable tenants’ security deposits plus interest, if any, as shown on the Rent Roll, required by law to be paid thereon, and such refundable security deposits and interest shall be safeguarded, held, administered and paid out by the Purchaser as provided by applicable North Carolina law and in accordance with the applicable leases, and Purchaser shall execute at Closing in favor of Seller the Assignment of Leases hereinbefore mentioned.

        G.   Any rent which is collected after the Closing by either Seller or Purchaser shall be prorated between Seller and Purchaser: first to rent which is then due and unpaid to Purchaser for any month after the month during which the Closing Date occurs, then to rent which is due and unpaid for the month during which the Closing Date occurs, and then to rent which is due and unpaid for any month prior to the month during which the Closing Date occurs.

        H.   At Closing, Purchaser shall receive a credit for (i) all refundable pet deposits, if any, as shown on the Rent Roll, and (ii) Purchaser’s pro-rata share of any up-front payments received by Seller under any Service Contracts or other agreements with the pro-rata share equal to the up-front payment received by Seller multiplied by a fraction, the numerator of which is the balance of the initial term remaining under the agreement and the denominator of which is the initial term.

        I.   Purchaser and Seller will work together in an attempt to cause all utilities servicing the Property which are the responsibility of the owner of the Property to have the meters read on the Closing Date and to have final utility bills issued to Seller, with Purchaser being responsible to establish its own account with each such utility. In the event that any utility fails to have the meter read as aforesaid, Purchaser and Seller shall effect an equitable proration of the utility charges as of the Closing Date.

        This Article VII shall survive the Closing of the transaction contemplated until June 30, 2005.

ARTICLE VIII  – TIME AND PLACE OF CLOSING AND CLOSING COSTS

        A.   The consummation of the transaction contemplated herein shall take place through the escrow services of the Title Company on any business day selected by Purchaser with five days prior written notice to Seller, which business day is on or before June 7, 2005. In the event Purchaser does not select a Closing Date by notice given to Seller no later than June 1, 2005, the Closing Date shall be June 7, 2005. Seller and Purchaser each agrees to deposit with the Escrow Agent the documents required of it, in all cases one (1) day prior to the Closing Date so as to allow the Closing to occur on the Closing Date. Purchaser agrees to deposit with the Escrow Agent the Purchase Price and the net amount of the prorations between Seller and Purchaser and the disbursements to be made for the account of Purchaser, in all cases sufficiently in advance of the Closing so as to allow the Closing to occur on the Closing Date, and so that Seller receives the net amount due to it on the Closing Date in its bank account in Atlanta, Georgia no later than 2:00 p.m. on the Closing Date, failing which, and anything contained in this Agreement to the contrary notwithstanding, Seller and Purchaser shall effect the prorations specified in Article VII so that Seller shall be entitled to receive any income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the Closing Date, and Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing the day after the Closing Date. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the day the Closing occurs is herein referred to as the “Closing Date”.

        B.   At Closing, Seller shall pay the state documentary stamp tax incident to recording the Deed. At Closing, Purchaser shall pay the cost of the title examination, the cost of obtaining any title insurance commitment, the cost of the owner’s title insurance premium, the cost of the Survey, the cost and expenses incident to all of Purchaser’s due diligence investigations and inspections with regard to the Property, and Purchaser shall reimburse Seller $690,000.00 representing a loan commitment fee paid by Seller for a Freddie Mac loan (the “Loan Fee”) committed with respect to the Property which will not be closed as Purchaser is paying all cash for the Property. Seller and Purchaser will each pay their own attorneys’ fees and any other costs herein specified to be paid by either of them, and Seller and Purchaser will each pay one-half the cost of the Title Company’s escrow fee in connection with the Closing. Purchaser shall have the right to negotiate with Freddie Mac to lower the Loan Fee, and as Purchaser is reimbursing the full Loan Fee to Seller at Closing, Purchaser shall be entitled to receive from Freddie Mac and retain any refund of any part of the Loan Fee which is agreed to by Freddie Mac. If at any time Seller receives from Freddie Mac a refund of all or any portion of the Loan Fee, the full amount of such refund shall be delivered to Purchaser, and this sentence shall survive Closing.

        C.   Possession of the Property will be delivered by Seller to Purchaser on the Closing Date subject to the rights of tenants of the Property and the Permitted Exceptions and any other exceptions to title which Purchaser approves pursuant to Article III hereof.

ARTICLE IX –  CONDITIONS PRECEDENT

      Intentionally deleted.

ARTICLE X – DAMAGE, DESTRUCTION OR EMINENT DOMAIN

        A.   If, prior to the Closing Date, there is $1,000,000.00 or more of damage to the Property by fire or other casualty whether or not insured against by Seller under its property damage insurance policy, Seller shall promptly give Purchaser notice of such fact, and Purchaser may elect to terminate this Agreement within ten (10) days after receiving written notice from Seller of the occurrence of such casualty. If Purchaser so elects to terminate this Agreement, it shall give Seller and Escrow Agent written notice thereof and the Deposit shall be returned by Escrow Agent to Purchaser, and this Agreement shall terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity. Failure of Purchaser to so notify Seller and Escrow Agent within said ten (10) days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser has elected not to terminate this Agreement in the event of $1,000,000.00 or more of damage to the Property, Purchaser shall proceed to the Closing and shall pay the full Purchase Price less the amount of any deductible under Seller’s insurance policy, and shall receive all insurance proceeds payable as a result of such damage or destruction, except for the amount of rental loss insurance applicable to the period prior to the Closing Date, which shall be paid to and retained by Seller. If prior to the Closing Date there is less than $1,000,000.00 of damage or destruction to the Property by fire or other casualty which is covered by insurance, this Agreement shall not terminate, and Purchaser shall proceed to Closing, and shall pay the full Purchase Price less the amount of any deductible under Seller’s insurance policy, and receive all insurance proceeds payable as a result of such damage or destruction, except for the amount of rental loss insurance applicable to the period prior to the Closing Date which shall be retained by Seller. Until the Closing, Seller agrees to maintain in respect of the Property hazard insurance and rental loss insurance and until Closing all risk of loss shall be on the Seller.

        B.   If, prior to the Closing Date, all of the Property is taken by condemnation or eminent domain or same is pending, this Agreement shall terminate as of the day title to the Property or possession thereof vests in the condemning authority, the Deposit shall be returned by Escrow Agent to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity. If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than all of the Property, and same would interfere with Purchaser’s ability to operate the Property as an apartment community or otherwise materially and adversely affect the Property, then Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrow Agent within ten (10) days after

Purchaser has received notice from Seller of such proceedings. Upon such notice to Seller and Escrow Agent the Deposit shall be returned to Purchaser by Escrow Agent, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity. Failure of Purchaser to so notify Seller and Escrow Agent within said ten (10) days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser does not so elect to terminate this Agreement, then the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be paid to and assigned to Purchaser at the Closing, all interest of Seller in and to any condemnation awards which have been paid or which may be payable to Seller on account of such occurrence.

ARTICLE XI  – REMEDIES

        A.   Seller’s only remedy for Purchaser’s failure to close and consummate its acquisition of the Property as herein required shall be to obtain the Deposit from Escrow Agent, the amount of which shall be and constitute Seller’s liquidated damages, it being otherwise difficult or impossible to estimate Seller’s actual damages. Seller hereby waives any right to specific performance, injunctive relief or other relief to cause Purchaser to perform its obligations under this Agreement, and Seller hereby waives any right to damages in excess of said liquidated damages occasioned by Purchaser’s breach of this Agreement. Seller and Purchaser acknowledge that it is impossible to estimate or determine the actual damages Seller would suffer because of Purchaser’s breach hereof, but that the liquidated damages provided herein represent a reasonable estimate of such actual damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein provided, and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable. Seller’s right to receive the specified liquidated damages is in lieu of any other right or remedy, all other rights and remedies being waived by Seller. Nothing contained in this Section XI A shall limit or affect the Inspection Indemnity.

        B.   Purchaser’s only remedy for Seller’s failure to close and consummate the sale of the Property to Purchaser as herein required shall be to either: (i) close the transaction contemplated by this Agreement, thereby waiving such default, or (ii) terminate this Agreement and receive a return of the Deposit from Escrow Agent, or (iii) seek specific performance of this Agreement and of Seller’s obligations, duties and covenants hereunder; provided, however, if the remedy of specific performance is not available because Seller has voluntarily sold or encumbered the Property after the Effective Date, then Purchaser shall have the right to sue Seller for the damages suffered because of Seller’s default.

ARTICLE XII – NOTICES

        Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or other nationally recognized overnight delivery service, to the addresses set forth below:

To Purchaser: Post Apartment Homes, L.P. One Riverside 4401 Northside Parkway Suite 800 Atlanta, Georgia 30327-3057 Attention: Ms. Sherry W. Cohen

and Post Apartment Homes, L.P. One Riverside 4401 Northside Parkway Suite 800 Atlanta, Georgia 30327-3057 Attention: Mr. Thomas D. Senkbeil

With a Copy to: King & Spalding LLP 191 Peachtree Street, N.E. Atlanta, Georgia 30303-1763 Attention: Dan L. Heller, Esq./Ann B. Kustoff, Esq.

To Seller: Roberts Properties Residential, L.P. 450 Northridge Parkway Suite 302 Atlanta, Georgia 30350 Attention: Mr. Charles S. Roberts

With a copy to: Sanford H. Zatcoff, Esq. Holt Ney Zatcoff & Wasserman, LLP 100 Galleria Parkway Suite 600 Atlanta, Georgia 30339

To Escrow Agent: Fidelity National Title Insurance Company of New York 1800 Parkway Place Suite 700 Marietta, Georgia 30067 Attention: Ms. Amy Greipp

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notices, demands or requests are deposited with FedEx or other nationally recognized overnight delivery service in accordance with the preceding portion of this Article XII. Any party hereto shall have the right from time to time to designate by written notice to the others such other person or persons and at such other places in the United States as such party desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Anything contained in this Article XII to the contrary notwithstanding, all notices from Seller and Purchaser may be executed and sent by their respective counsel.

ARTICLE XIII – ACCESS

        Purchaser and its agents and representatives shall have the right to enter upon the Property at any reasonable time during normal business hours prior to the Closing Date for any lawful purpose, including, without limitation, to conduct the due diligence tests; provided, however, Purchaser shall conduct such tests in a manner designed to minimize the interference with the business and activities of existing tenants, Purchaser shall perform no invasive or destructive due diligence tests without first obtaining the prior written consent of Seller, and Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer. Purchaser hereby expressly agrees to indemnify, defend and hold Seller harmless against any claim, lien, damage or injury to either persons or property, and all costs and expenses related thereto (including without limitation reasonable attorney’s fees and costs), arising out of Purchaser’s or its agent’s or representative’s actions under this Article XIII. Prior to entry upon the Property by Purchaser or its agents or representatives, Purchaser shall deliver to Seller a certificate of liability insurance insuring Seller and Purchaser in an amount not less than $1,000,000.00 per occurrence. Purchaser shall promptly repair all damage to the Property arising from any of its inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests. This Article XIII shall survive the Closing of the transaction contemplated herein or any termination of this Agreement. The indemnity and hold harmless provisions of this Article XIII are herein referred to as the “Inspection Indemnity”.

ARTICLE XIV – NO BROKER

        Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein. In the event any claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, Purchaser and Seller further covenant and agree that the party so incurring or causing such other claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said other claim(s). This Article XIV shall survive the Closing of the transaction contemplated herein or any termination of this Agreement.

ARTICLE XV – REPRESENTATIONS AND WARRANTIES OF SELLER

        Whenever a representation or warranty is made in this Agreement “to the best of Seller’s knowledge,” “to Seller’s actual knowledge,” or by using words of similar import or meaning, the same shall mean and refer to the actual, but not constructive knowledge of Charles S. Roberts, the President of Roberts Realty Investors, Inc., the sole general partner of Seller, and not anything which he should have known but did not actually know. Similarly, whenever reference is made in this Agreement to a notice having been received by Seller, the same shall mean and refer to any notice which has actually been received by Charles S. Roberts.

        To induce Purchaser to enter into this Contract and to close the transactions described herein, Seller represents and warrants to Purchaser, as of the date hereof, as follows:

        A.   The copies of the documents, instruments, records and information which Seller has provided to Purchaser in connection with this Agreement are true and correct to the best of Seller’s knowledge.

        B.   Seller has been duly organized and is validly existing as a Georgia limited partnership, and Seller is in good standing in the State of North Carolina. Seller has the full power and authority to own the Property and to carry on its business at the Property. To the best of Seller’s knowledge, no action by any federal, state, local, or other governmental agency or instrument is necessary to make this Agreement binding, valid and enforceable against Seller.

        C.   Seller has received no notice of, and to Seller’s knowledge, there is not now pending, any litigation, condemnation or other legal proceeding against the Property or Seller with respect to the Property.

        D.   Seller has received no notice of any failure to comply with all applicable laws for the present use and occupancy of the Property or any applicable: (i) federal, state and local laws, regulations, ordinances and codes, including without limitation, building, land use, environmental and zoning laws regulations, (ii) development agreements or similar contracts between private parties affecting the development, construction, use and occupancy of the Property, and (iii) judgments, orders or decrees of any court having jurisdiction over Seller or the Property.

        E.    Except as set forth in the Rent Roll delivered to Purchaser pursuant to Section VI E hereof and in the leases made available to Purchaser at the Property: (a) there has been no default or any claim of default, under any lease, and no tenant has asserted or has any defense, set off, or claim with regard to the tenancy pursuant to any lease; (b) to the best of Seller’s knowledge all of the rents are legally collectable; (c) all commissions, other compensation, and fees payable in connection with any lease made prior to Closing shall be fully paid prior to Closing except for any leasing bonuses due after Closing to on-site leasing personnel; (d) there are no leases affecting all or any part of the Property other than those identified and delivered to Purchaser hereunder, and those executed by Seller or its property manager after the date of this Agreement in accordance with Article XVI hereof, and there are no written or oral promises, understandings, agreements, or commitments between Seller and any other party for the use, occupancy, or possession of the Property, except those made available to Purchaser; and (e) no tenant has prepaid rent for more than the current period, or is entitled to any work (not yet performed) or consideration (not yet given) in connection with the tenancy, except as disclosed in the rent roll delivered pursuant to Section VI E hereof.

Unless (i) a written notice is given by Purchaser to Seller on or before June 30, 2005 respecting any violation or default under any Seller’s representations or warranties contained herein, and (ii) a lawsuit is filed by Purchaser against Seller on or before June 30, 2005 respecting any violation or default under any of Seller’s representations or warranties contained herein, Seller’s representations and warranties contained herein shall be null and void and of no further force or effect and Purchaser shall have no further rights against Seller in connection therewith. The aggregate liability of Seller to Purchaser respecting any and all breaches of Seller’s representations and warranties contained in this Agreement shall be limited to $250,000.00.

        EXCEPT AS SET FORTH ABOVE IN THIS ARTICLE XV, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, PURCHASER RELYING ENTIRELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY.

ARTICLE XVI – SELLER’S COVENANTS PRIOR TO CLOSING

        Seller covenants and agrees with Purchaser from the date hereof and until the Closing or the earlier termination of this Agreement:

        A.   From and after the date hereof, Seller shall in connection with the Property:

        (i)    Carry on its business in respect of the Property in, and only in, the usual, regular and ordinary course including, but not limited to, replacing and repairing the Property in Seller’s usual manner.

(ii) Perform all of its obligations under agreements and instruments relating to or affecting the Property;

(iii) Maintain the books of account and records for the Property in the usual, regular and ordinary manner;

(iv) Comply with all laws, ordinances, orders, regulations and requirements applicable to it or to the conduct of its business in the usual, regular and ordinary course;

(v) Seller shall maintain in existence all licenses, permits and approvals that are now in existence with respect to the ownership and operation of the Property and are of a continuing nature; and

        (vi)   Seller shall use reasonable efforts to negotiate new leases for unrented apartment units in the Improvements and/or lease renewals for leased apartment units in the Improvements and shall maintain an advertising and marketing program for apartment units in the Improvements, all consistent with (i) above of this Section XVI A.

        B.   Seller shall not grant a mortgage, restriction or easement further encumbering the Property, or list the property with any broker or otherwise solicit or make or accept any offers to sell the Property.

        C.   Seller will not enter into any new service contracts or extend or renew any service contract without obtaining Purchaser’s prior approval which Purchaser agrees not to unreasonably withhold, delay or condition, except service contracts entered into in the ordinary course of business that are terminable without cause and without fee or penalty on thirty (30) days’ or less notice.

        D.   Seller agrees to make rent-ready all apartment units at the Property which become vacant five (5) or more business days prior to the Closing, and to credit Purchaser at Closing in the amount of $250.00 for each apartment unit at the Property which is vacant on the Closing Date, which was vacant five (5) or more business days prior to the Closing Date, and which has not been made rent-ready by Seller.

        E.   Seller shall furnish Purchaser with a copy of all written notices received by Seller after the Effective Date from any governmental authority of any violation of any law, statute, ordinance, regulation or order of any governmental or authority relating to the Property within five (5) business days following Seller’s receipt thereof, but, if received by such date, no event later than two (2) business days prior to the Closing Date.

ARTICLE XVII – “AS-IS” SALE

        A.   Purchaser acknowledges that (i) the Improvements have not been built in accordance with the plans and specifications of the Improvements; (ii) there are defects in construction, materials and workmanship existing with respect to the Improvements, including without limitation, with respect to certain waterproofing and flashing at the Improvements; (iii) prior to the Effective Date, Purchaser conducted extensive inspections and due diligence with respect to the Improvements, requested a $1,000,000.00 reduction in the purchase price to be paid for the Property from that previously negotiated by Purchaser and Seller and after further negotiations, Purchaser and Seller agree to a $250,000.00 reduction, which is reflected in the stated Purchase Price of $37,250,000.00; and (iv) Purchaser agreed to accept the aforementioned $250,000.00 reduction to $37,250,000.00 as agreed-upon compensation to Purchaser in connection with the construction deficiencies previously stated in this sentence (hereinafter referred to as the “Construction Deficiencies”). Purchaser acknowledges that except for the representations, warranties and covenants made herein by Roberts Properties Residential, L.P., and except for the written disclosures delivered to Purchaser by Roberts Properties Residential, L.P. as set forth herein, neither Seller, nor anyone acting or claiming to act for or on behalf of Seller, has made any representations, warranties, promises or statements to Purchaser concerning the Property. Purchaser further acknowledges and agrees that all material matters relating to the Property shall be at Purchaser’s sole risk and any independent verification shall be Purchaser’s sole responsibility and to Purchaser’s full satisfaction within the time provided under this Agreement, that, except as to the to the representations, warranties and covenants made in this Agreement by Roberts Properties Residential, L.P., Purchaser will be acquiring the Property based solely upon and in reliance on its own inspections, analyses and conclusions, and that if Purchaser acquires the Property, it will acquire the Property in the Property’s “AS-IS” condition and “AS-IS” state of repair inclusive of all faults and defects, whether latent or patent, or known or unknown. Without limiting the scope or generality of the foregoing, and subject to the same limitations stated above, (i) Purchaser expressly assumes the risk that the Property may not now or in the future comply with any applicable laws now or hereafter in effect; (ii) Purchaser acknowledges that neither Seller nor anyone acting on Seller’s behalf has made, and Seller is unwilling to make, any representation or warranty whatsoever with respect to the physical nature or construction of the Improvements or any other part of the Property or that the Improvements have been constructed in accordance with normal industry construction practices or standards of workmanship or that the Improvements have been constructed in accordance with the plans and specifications or any applicable codes, and no warranty or representation whatsoever is made with respect to the materials or products used in connection with the Property or incorporated into the Improvements; and (iii) Purchaser acknowledges that there may be deferred maintenance with respect to the Property which is not readily visible (all of the matters mentioned in this sentence together with the Construction Deficiencies are hereinafter referred to as “Construction Matters”). For purposes of this Article XVII only, the term “Seller” shall be deemed to include Roberts Properties Construction of North Carolina, LLC, Roberts Properties Construction, Inc., Roberts Properties, Inc. and Charles S. Roberts, all Affiliates of Seller.

        B.   Purchaser further acknowledges and agrees that any written disclosures given by Roberts Properties Residential, L.P., except for the representations and warranties made herein by Roberts Properties Residential, L.P., are given for disclosure purposes only and that they do not constitute representations or warranties that the adverse conditions so disclosed to Purchaser are the only adverse conditions that may exist at or otherwise affect the Property and, without limiting the scope or generality of this Article XVII, Purchaser expressly assumes the risk that adverse physical, environmental, financial and legal conditions or Construction Matters may not be revealed by Purchaser’s inspection and evaluation of the Property or any other material matters.

        C.   Except as specifically provided herein, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims, all warranties and representations not expressly set forth herein, of whatever type or kind with respect to the Property, whether express, implied or otherwise including, without limitation, those relating to Construction Matters or of fitness for a particular purpose, tenantability, habitability or use.

        D.   Purchaser further acknowledges that any information including, without limitation, any engineering reports, architectural reports, feasibility reports, marketing reports, soils reports, environmental reports, materials related to Construction Matters, analyses or data, or other similar reports, analyses, data or information of whatever type or kind which Purchaser has received or may hereafter receive from Seller, its agents, its consultants, or anyone acting or claiming to act on its behalf are furnished without warranty of any kind and with no representation by Seller as to their completeness or accuracy and on the express condition that it shall be Purchaser’s sole responsibility to shall make its own independent verification of the accuracy, reliability and sufficiency of such information and that Purchaser will not rely thereon. Accordingly, Purchaser agrees that under no circumstances will it make any claim, directly or indirectly, against, bring any action, cause of action or proceeding against, or assert any liability upon, Seller, its agents, consultants, contractors, or any other persons who prepared or furnished any of the information to Purchaser hereunder as a result of the inaccuracy, unreliability or insufficiency of, or any defect or mistake in, any of the information provided to Purchaser hereunder. This Section XVII D has application to third party deliveries, and does not apply to deliveries of Roberts Properties Residential, L.P.‘s documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to the representations and warranties made in this Agreement by Roberts Properties Residential, L.P. Notwithstanding anything in this Section XVII D to the contrary, in the event Purchaser either directly contracts with or has developed an independent relationship with a third party regarding information on the Property, (i.e. updated survey or updated soils reports), Purchaser shall not waive any rights against or release that third party from any claims that Purchaser might have against said third party through Purchaser’s direct and independent relationship with said third party.

        E.   Purchaser hereby fully and forever releases, acquits and discharges Seller of and from, and hereby fully and forever waives:

                (i)    Any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that

Purchaser now has or may have or which may arise in the future arising out of, directly or indirectly, or in any way connected with: (a) any negligent act or omission of Seller (or any person acting for or on behalf of Seller or for whose conduct Seller may be liable), whether or not such negligence be the active, passive or sole negligence of Seller, in connection with Seller’s prior ownership, operation or use of the Property; (b) any condition of environmental contamination or pollution at the Property, however and whenever occurring (including, without limitation, the contamination or pollution of any surface or subsurface soils, subsurface media, surface waters or ground waters at the Property; (c) to the extent not already included in (b), above, the prior, present or future existence, release or discharge, or threatened release, of any hazardous materials at the Property, however and whenever occurring (including, without limitation, the release or discharge, or threatened release, of any hazardous materials into the air at the Property, or into any soils, subsoils, surface waters or ground waters at the Property); (d) the violation of any applicable law now or hereafter in effect, however and whenever occurring, with respect to the Property; (e) geologic and seismic conditions at the Property, and soil and subsoil conditions at the Property; or (f) the construction or condition of the Property (including, without limitation, any structural, foundation, roof, plumbing, heating, air-conditioning, electrical, mechanical and other defects as may exist therein and any non-compliance thereof with building codes, other applicable laws, and private restrictions).

            (ii)   Any and all damages; losses; costs; judgments; fines and penalties; fees; expenses; or other compensation whatsoever arising out of, directly or indirectly, or in any way connected with, any of the matters described in clauses (a) through (f) of this Section XVII E.

            (iii)  Any claim for or right to indemnification, contribution or other compensation based on or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), 42 U.S.C. §9601, et seq., or the Resource Conservation and Recovery Act, as amended (“RCRA”), 42 U.S.C. §6901, et seq., or any similar or other applicable law now or hereafter in effect.

            (iv)   Any claim for or based on trespass, nuisance, waste, negligence, negligence per se, strict liability, ultrahazardous activity, indemnification, contribution or other theory arising under the common law of the State of North Carolina (or any other applicable jurisdiction) or arising under any applicable law now or hereafter in effect.

        For purposes of this Article XVII, the word “at” also means on, beneath, in, above, and in the vicinity of. This Section XVII E has no application to deliveries of Roberts Properties Residential, L.P.‘s documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application the representations and warranties made in this Agreement by Roberts Properties Residential, L.P.

        Anything contained in this Section XVII E to the contrary notwithstanding, the terms and provisions of this Section XVII E shall not apply to (i) any statutory right Purchaser may have to implead or seek contribution from Roberts Properties Residential, L.P. as a result of (a)

any order issued to Purchaser by a governmental authority having jurisdiction, or (b) any claim made or judicial or administrative proceeding instituted against Purchaser by a governmental authority having jurisdiction, in either such case, relating to the presence, release or discharge of hazardous or toxic substances in, on, from, under or about the Property, but only to the extent caused by Roberts Properties Residential, L.P. during the period from Roberts Properties Residential, L.P.‘s acquisition of the Land to the Closing Date; or (ii) fraud or intentional misrepresentation committed by Roberts Properties Residential, L.P.

        F.   The provisions of this Article XVII shall survive Closing. Purchaser hereby acknowledges and agrees that the provisions of this Article XVII are material and included as a material portion of the consideration given to Roberts Properties Residential, L.P. by Purchaser in exchange for Roberts Properties Residential, L.P.‘s performance under this Agreement and that Roberts Properties Residential, L.P. has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Article XVII. Anything to the contrary contained in this Agreement notwithstanding, nothing in this Article XVII shall prohibit Purchaser from enforcing any and all rights Purchaser may have against any third party except Seller and any other person or entity affiliated with or under common control with Seller or Charles S. Roberts, under applicable law or pursuant to the contracts, warranties and other agreements Roberts Properties Residential, L.P. shall assign to Purchaser at Closing.

ARTICLE XVIII  —  MISCELLANEOUS

        A.   This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller. This Agreement supersedes all previous agreements and understanding between the parties hereto with respect to the subject matter hereof.

        B.   Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

        C.   This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

        D.   Time is of the essence of this Agreement and each term and provision hereof. In the event that the last day for performance of any matter herein falls on a Saturday, Sunday or legal holiday in the State of North Carolina, the time for performance shall automatically be extended to the next business day.

        E.   If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        F.   All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

        G.   No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

        H.   The parties reserve the right to waive, in whole or in part, any condition or contingency herein which is for that party’s benefit.

        I.   Subject to Section XVIII J hereof, the provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and the legal representatives of their estates.

        J.   This Agreement may not be assigned by Purchaser without Seller’s prior written consent which may be given or withheld by Seller in its sole discretion. If Seller agrees to an assignment by Purchaser of this Agreement, thereafter any reference in this Agreement to Purchaser shall be deemed to refer to such assignee or assignees. No assignment by Purchaser shall relieve Purchaser of any of Purchaser’s obligations hereunder.

        K.   Anything contained in this Agreement to the contrary notwithstanding, (i) except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed; and (ii) except as specifically set forth in this Agreement to the contrary, Seller does not make any warranties or representations of any kind or character, expressed or implied, with respect to the Property, its physical condition, income to be derived therefrom or expenses to be incurred with respect thereto, or any other matter or thing relating to or affecting the Property, and there are no oral or written agreements, warranties or representations with respect to the Property, except as otherwise expressly set forth in this Agreement.

        L.    Seller and Purchaser each shall have the right to consummate the transaction contemplated in this Agreement as part of an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder. Seller and Purchaser agree to cooperate with each other to effect such an exchange for Seller, Purchaser or both of them provided, however, (i) the ability of a party to effect an exchange shall not be a condition precedent to that party’s obligations under this Agreement, (ii) an exchange being effected by a party shall not result in any additional cost (other than a nominal cost) to the other party; (iii) neither party shall be obligated to take title to any other real property in order to effect such an exchange for the other party; (iv) no exchange shall delay the Closing Date; and (iv) any exchange being effected by a party shall be effected by means of that party’s use of a qualified intermediary.

        M.    This Agreement may be executed in one or more counterparts, each of which shall constitute an originally executed Agreement, and it shall not be necessary that each party execute the same counterpart of this Agreement as long as each party executes one or more counterparts of this Agreement.

        N.    REIT related provisions for Seller and Purchaser are as follows:

                    (i)      Purchaser acknowledges that it has been informed that Seller is affiliated with Roberts Realty Investors, Inc. (the “REIT”), a company whose securities are publicly traded. Purchaser agrees not to disclose the existence of this Agreement, or discussions about or the terms hereof (except to its attorneys, accountants, other advisors and partners, and such third party vendors as Purchaser deems necessary as part of Purchaser’s due diligence hereunder, provided that they agree not to disclose such information) without Seller’s consent, unless required by law or unless such information is otherwise publicly available. Purchaser also agrees not to utilize any confidential information about the REIT learned as a result of this transaction in connection with investments and the securities of the REIT.

                    (ii)    Seller acknowledges that it has been informed that Purchaser is affiliated with Post Properties, Inc. (the “Post REIT”), a company whose securities are publicly traded. Seller agrees not to disclose the existence of this Agreement, or discussions about or the terms hereof (except to its attorneys, accountants, other advisors and partners, and such third party vendors as Seller deems necessary as part of Seller’s due diligence hereunder, provided that they agree not to disclose such information) without Purchaser’s consent, unless required by law or unless such information is otherwise publicly available. Seller also agrees not to utilize any confidential information about the Post REIT learned as a result of this transaction in connection with investments and the securities of the Post REIT.

        O.   The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

        P.   The offer made in this Agreement by Purchaser shall expire and be null and void unless accepted, signed, and returned to Purchaser by May 3, 2005. This offer supersedes any and all other offers made by Purchaser with respect to the Property.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER:

ROBERTS PROPERTIES RESIDENTIAL, L.P., a
Georgia limited partnership

By: Roberts Realty Investors, Inc., a Georgia
corporation, its sole general partner

By: /s/ Greg M. Burnett
Name: Greg M. Burnett
Title: Secretary and Treasurer

(CORPORATE SEAL)

PURCHASER:

POST APARTMENT HOMES, L.P., a Georgia limited partnership
limited partnership

By: Post GP Holdings, Inc., its sole general partner

By: /s/ Thomas D. Senkbeil
Name: Thomas D. Senkbeil
Title: EVP

(CORPORATE SEAL)

[Executions Continued on Next Page]

Fidelity National Title Insurance Company of New York joins in the execution of this Agreement under seal for the purpose of acknowledging the agreement as to the holding of the Deposit in escrow, as of the day and year first above written.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK

By: /s/ Linda R. Thurman

(CORPORATE SEAL)

EXHIBIT A

(Legal Description)

[Text omitted from SEC filing. The registrant agrees to furnish a copy of such exhibit to the SEC upon request.]

EXHIBIT B
(Permitted Exceptions)

[Text omitted from SEC filing. The registrant agrees to furnish a copy of such exhibit to the SEC upon request.]

EXHIBIT C
(Ballantyne Place Property Inventory)

[Text omitted from SEC filing. The registrant agrees to furnish a copy of such exhibit to the SEC upon request.]